UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

Zuora, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

This Schedule 14A relates solely to preliminary communications made prior to furnishing security holders of Zuora, Inc. (the “Company”) with a definitive proxy statement and a transaction statement on Schedule 13E-3 related to a proposed transaction in which Zodiac Acquisition Sub, Inc. (“Merger Sub”), a wholly owned subsidiary of Zodiac Purchaser, L.L.C. (“Parent”), will be merged with and into the Company, with the Company being the surviving corporation (the “Proposed Transaction”), upon the terms and subject to the conditions set forth in the Agreement and Plan of Merger, dated October 17, 2024, by and among the Company, Parent and Merger Sub. Parent and Merger Sub are indirectly controlled by private investment funds affiliated with Silver Lake Group, L.L.C.

The following is an updated Q&A Document for employees relating to the Proposed Transaction, which was circulated to all employees of the Company on October 31, 2024.

Added October 31

●	Could the trading price of Zuora’s stock at closing impact the $10 per share transaction price?
○
All ZEOs who are stockholders of Zuora will receive $10.00 in cash for each share of Zuora stock that such ZEO owns upon closing of the transaction, regardless of the price at which Zuora’s stock is trading.

●	What happens to the stock we purchased through the ESPP if we purchase it for more than $10?
○
The common stock you purchased through ESPP is just that - common stock. ZEOs who own shares of Zuora’s common stock will receive $10.00 in cash for each share of Zuora common stock that is owned upon closing of the transaction regardless of Zuora’s common stock price at close.

○	The tax treatment of the common stock you purchase through the ESPP will depend on your individual circumstances and how long you have held the shares of common stock.

●	What are the tax implications of selling common stock? What are the tax implications of unvested RSUs converting into unvested cash payment rights post-close?
○
The sale of shares of Zuora common stock (including shares received in settlement of vested RSUs) at closing (or prior to close during an open trading window) will be taxed the same as they have always been taxed (short or long term capital gains/losses, depending on your individual circumstances and how long you have held the shares).

○	The conversion of unvested RSUs into a future right to receive cash if the applicable vesting conditions for the corresponding RSUs are met is not a taxable event.
○	When these cash payment rights are paid following vesting, they will be taxed as ordinary income and will be subject to applicable withholding.
○	Zuora cannot advise on the individual tax implications of these transactions and recommends discussing the impact with a financial planner and/or tax attorney.

●	What financial resources are available to ZEOs to help us better understand our equity compensation?
○	E*Trade has numerous resources available to you on equity compensation (articles and videos). Log in and go to At Work > Learning Center > Work & Money > Equity
○	You can also review Treatment of Zuora Equity in Connection with the Transaction for additional information.

●	How can we track the unvested stock schedule following the closing of the transaction?
○
Following close, there will be no unvested equity awards as Zuora will no longer be a publicly traded company. Details about what happens to unvested RSUs, stock options, and PSUs can be found elsewhere in the FAQs. Details about tracking unvested cash payment rights that the unvested RSUs will convert into at close will be shared closer to close.

●	Will payments for vested cash payment rights converted from RSUs come directly in paychecks?
○
Following close, unvested RSUs will convert to a future right to receive cash if the applicable vesting conditions for the corresponding RSUs are met. When the cash payments for vested payment rights are paid following vesting, they will be paid via paycheck and taxed as ordinary income.  All transactions are subject to taxes and withholdings. Zuora cannot advise on the individual tax implications of these transactions and recommends discussing the impact with a financial planner and/or tax advisor.

●	Will our total compensation be reevaluated to offset benefits like equity, including RSUs and ESPP?
○
Zuora remains committed to providing competitive compensation that is aligned with company performance. The form will be different as a private company, but the philosophy stays the same: to provide a comprehensive and compelling total rewards offering that attracts and rewards top talent to drive Zuora’s strategy forward.

●	Is there any impact on our current promotion cycle?
○	We anticipate there will be no negative impact to the current promotion cycle.

●	Is anything going to change with our benefits tied to open enrollment in the US?
○	Open enrollment in the US is happening as planned. Details around calendar year 2025 benefits were shared the week of October 28th with Open Enrollment launching the week of November 4th.

●	Will we still have quarterly earnings?
○	Before the acquisition transaction closes, we will still share our quarterly earnings report as planned in a press release, but we will no longer hold earnings calls to discuss the results.
○
When the transaction closes, Zuora will no longer be listed on the New York Stock Exchange (NYSE) and will become a privately held company. At that point, Zuora will no longer share quarterly earnings reports publicly or hold quarterly earnings calls.

●	What’s the implication of Tien retaining his ownership in Zuora? Does it mean he retains the same control over Zuora post-acquisition?
○	Today and prior to the transaction closing, Tien holds approximately 38% of the voting power of the Company and beneficially owns about 6.4% of Zuora’s common stock.
○	After the transaction closes and when we become a privately held company, he will be a minority shareholder alongside Silver Lake and GIC.

Posted October 17 (updated October 31)

●	What does this transaction mean for ZEOs?
○	While our ownership structure may be changing, our core mission, strategy, values and culture are not.
○	Following transaction close, Zuora will continue to be headquartered in Redwood City and led by Tien.
○
Silver Lake and GIC recognize that our people are the foundation of our success, and they are committed to helping us maintain our ZEO culture, where all ZEOs are empowered to own our outcomes, make unique contributions and thrive.

○	It is still early days, and there are still a number of steps between now and transaction close, which we expect will occur in the first calendar quarter of 2025.
○	Until then, there are no changes to our day-to-day operations.
○	We are counting on you to stay focused on creating an unparalleled experience for our customers and supporting each other.

●	Why are we going private? Why now?
○	Zuora’s success is built on always being one step ahead.
○	We led the global shift to the Subscription Economy, providing mission-critical technology that companies need to foster recurring relationships, drive recurring revenue and achieve recurring growth.
○	Today, it is no longer enough to simply have one approach to monetization – companies need to align and evolve their business to the needs of buyers.
○	This requires a dynamic mixed-model approach, which our end-to-end monetization suite uniquely powers.
○	Doing so requires long-term focus on the needs of our customers and the flexibility to invest in the critical areas that will unlock long-term growth.
○	We operate in a dynamic and sometimes challenging environment, and as a private company, we will be better positioned to enhance the products and services we provide to our customers.

●	Who are Silver Lake and GIC? Why are they the right partners for Zuora?
○
Silver Lake is a global technology investment firm with offices in North America, Europe and Asia. The firm is well known for their portfolio of notable tech companies that include Dell, GoDaddy and Motorola.

○
GIC is a leading global investment firm headquartered in Singapore that takes a long-term, disciplined approach to investing and is uniquely positioned across a wide range of asset classes and active strategies globally.

○	We are confident that Silver Lake and GIC are the right partners to help us capture the huge opportunities we see ahead in the market.
○
Silver Lake and GIC have a proven track record helping technology companies like ours achieve tremendous, durable growth, and they bring invaluable industry expertise to support us on our ambitious goals.

○	Silver Lake knows our team and our business well, having been an investor in Zuora since 2022. Their belief in our strategy, people and growth potential is evident – they want us all to win together.
○
We view this transaction as an expansion of our long-standing partnership, one which will allow us to benefit from their additional focus and support as we continue delivering on our strategic priorities.

●	Will my role or reporting structure be impacted? Will there be changes to my day-to-day responsibilities?
○	Today, nothing is changing, and our work and focus continue on as they did before this announcement.
○	Between now and transaction close, we are counting on you to stay focused on creating an unparalleled experience for our customers and supporting each other.

●	When will the transaction be completed?
○	We expect the transaction to close in the first calendar quarter of 2025, subject to customary closing conditions and approvals, including approval by Zuora stockholders and regulatory approvals.

●	Will this announcement have any impact on our compensation or benefits?
○	While we are excited to have reached this agreement, this announcement is only the first step in the process of becoming a private company.
○	Today, nothing is changing, and our work and focus continue on as they did before this announcement.

●	Will this announcement have any impact on the Corporate Bonus plan? What about for ZEOs who receive their bonus as 50% cash and 50% RSUs?
○	The final FY25 bonus payment will reflect our performance against our annual goals.
○	This payment may be paid in cash for everyone depending on the timing of when this transaction closes.

●	Will there be any changes to the Zuora name and brand?

No. We will continue to operate under the same name and brand as we always have following transaction close.

●	Will Zuora’s headquarters change? Will we have to relocate?

Zuora will remain headquartered in Redwood City following close.

●	Who will lead the company following close?

Following close, Zuora will continue to be led by Tien.

●	I own shares of Zuora stock. What happens to my shares when we become a private company?

ZEOs who are stockholders of Zuora will receive $10.00 in cash for each share of Zuora stock that you own upon closing of the transaction, which we expect will occur in the first calendar quarter of 2025.

●	What happens to my unvested equity awards prior to closing?

Your outstanding (unvested) equity awards will remain outstanding and continue to vest in accordance with their terms until the closing of the transaction.

●	What happens to my vested and unvested equity awards at closing?
○
Upon the closing of the transaction, stock options then outstanding (whether or not vested and exercisable) with a per share exercise price below $10.00 will be canceled and in exchange for such stock option, the stock option holder will be entitled to receive an amount in cash equal to the excess of $10.00 over the stock option exercise price for each share of Zuora stock under the canceled option immediately prior to closing, subject to any required tax withholdings. Such amounts will be paid no later than the first regularly scheduled payroll date that occurs at least five business days following closing. Any stock options (whether or not vested and exercisable) with an exercise price that is equal to or greater than $10.00 per share will be canceled for no consideration.

○
Upon the closing of the transaction, each Zuora restricted stock unit (RSU) award then outstanding will be canceled in exchange for the right to receive an amount in cash equal to $10.00 multiplied by the number of shares of unvested Zuora stock underlying such award immediately prior to closing. This is subject to any withholdings, and such amount will vest and become payable in accordance with the existing vesting schedule applicable to the corresponding restricted stock unit award.

○
Upon the closing of the transaction, each Zuora performance stock unit (PSU) award then outstanding that has been earned as of the closing in accordance with its terms will be canceled in exchange for the right to receive an amount in cash equal to $10.00 multiplied by the number of shares of Zuora stock underlying such award immediately prior to closing (with the number of shares of Zuora stock subject to any such award determined in accordance with the terms of the applicable award agreement), subject to any required tax withholdings and such amount will vest and become payable in accordance with the vesting schedule and conditions applicable to the corresponding performance stock unit award.

●	What will happen to the Zuora employee stock purchase plan (ESPP)?
○
Going forward, no new offering or purchase period under the ESPP will commence, no new participants will be permitted to enter the ESPP and existing participants will not be allowed to increase or decrease their elections. The exercise date for the current offering or purchase period will be separately communicated to you but will be no later than December 16th.

○	Any shares purchased under the ESPP will be exchanged at closing for the right to receive $10.00 in cash.

●	As a ZEO, can I continue to buy and sell Zuora stock until close?
○	Yes, provided you comply with Zuora’s Insider Trading Policy, including trading only in open trading windows.
○	We are currently in a closed trading window that is estimated to open in early December.
○	Until close, we will continue to operate as a public company.
○	ZEOs that have material information that is not publicly disclosed remain subject to all trading windows and restrictions until the acquisition closes.
○	If you have any questions about your trading ability, please contact corporatelegal@zuora.com.

●	What are the next steps in this process?
○	The transaction is expected to close in the first calendar quarter of 2025, subject to customary closing conditions and approvals, including approval by Zuora stockholders and regulatory approvals.
○	Until then, we remain a publicly traded company, and there will be no changes to our day-to-day operations.
○	Your roles and responsibilities remain unchanged, and the best thing we can do is stay focused on creating an unparalleled experience for our customers and supporting each other.

●	What should I tell customers / partners / other external stakeholders who ask me about the transaction?
○	You can tell them it is business as usual at Zuora as we work to complete this transaction, and they should see no changes to the way we work together.
○	We remain focused on helping companies evolve and adapt their business through a diverse and dynamic mix of revenue models.
○
Zuora has financial strength and, in partnership with Silver Lake and GIC, we will continue enhancing our capabilities and further building out our monetization suite, ultimately making us an even stronger partner.

○	Should they have specific questions about what this announcement means for them, please submit them via the Ask Questions feature.

Additional Information about the Transaction and Where to Find It

In connection with the proposed transaction, Zuora will file with the SEC a proxy statement, a definitive version of which will be mailed or otherwise provided to its stockholders. The Company and affiliates of the Company intend to jointly file a transaction statement on Schedule 13E-3 (the “Schedule 13E-3”). Zuora may also file other documents with the SEC regarding the potential transaction. BEFORE MAKING ANY VOTING DECISION, ZUORA’S STOCKHOLDERS ARE URGED TO CAREFULLY READ THE PROXY STATEMENT AND THE SCHEDULE 13E-3 IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AND ANY OTHER DOCUMENTS FILED WITH THE SEC AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS THERETO IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE THEREIN BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders may obtain free copies of the proxy statement, the Schedule 13E-3 and other documents that Zuora files with the SEC (when available) from the SEC’s website at www.sec.gov and Zuora’s website at investor.zuora.com. In addition, the proxy statement, the Schedule 13E-3 and other documents filed by Zuora with the SEC (when available) may be obtained from Zuora free of charge by directing a request to Zuora’s Investor Relations at investorrelations@zuora.com.

Participants in the Solicitation

Zuora and certain of its directors, executive officers and employees may be deemed to be participants in the solicitation of proxies from Zuora’s stockholders in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be deemed to be participants in the solicitation of the stockholders of Zuora in connection with the proposed transaction, including a description of their respective direct or indirect interests, by security holdings or otherwise will be set forth in the proxy statement and Schedule 13E-3 and other materials to be filed with the SEC. You may also find additional information about Zuora’s directors and executive officers in Zuora’s proxy statement for its 2024 Annual Meeting of Stockholders, which was filed with the SEC on May 16, 2024 (the “Annual Meeting Proxy Statement”). To the extent holdings of securities by potential participants (or the identity of such participants) have changed since the information printed in the Annual Meeting Proxy Statement, such information has been or will be reflected in Zuora’s Statements of Change in Ownership on Forms 3 and 4 filed with the SEC. You can obtain free copies of these documents from Zuora using the contact information above.

Cautionary Note Regarding Forward-Looking Statements

This communication contains forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or the Company’s future financial or operating performance. All statements other than statements of historical facts contained in this communication, including statements regarding the proposed transaction and its expected timing, completion and effects, are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipates,” “believes,” “estimates,” “expects,” “plans,” “potential,” “will,” or the negative of these words or other similar terms or expressions that concern the Company’s expectations, strategy, plans or intentions.

Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results due to a variety of factors. Important factors that could cause actual outcomes or results to differ materially from the forward-looking statements include, but are not limited to, (a) the ability of the parties to consummate the proposed transaction in a timely manner or at all; (b) the satisfaction (or waiver) of closing conditions to the consummation of the proposed transaction; (c) potential delays in consummating the proposed transaction; (d) the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the proposed transaction that could delay the consummation of the proposed transaction or cause the parties to abandon the proposed transaction; (e) the possibility that the Company’s stockholders may not approve the proposed transaction; (f) the ability of the Company to timely and successfully achieve the anticipated benefits of the proposed transaction; (g) the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the Merger Agreement; (h) the Company’s ability to implement its business strategy; (i) significant transaction costs associated with the proposed transaction; (j) the possibility that the proposed transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; (k) potential litigation relating to the proposed transaction; (l) the risk that disruptions from the proposed transaction will harm the Company’s business, including current plans and operations; (m) the ability of the Company to retain and hire key personnel; (n) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed transaction; (o) legislative, regulatory and economic developments affecting the Company’s business; (p) general economic and market developments and conditions; (q) the legal, regulatory and tax regimes under which the Company operates; (r) potential business uncertainty, including changes to existing business relationships, during the pendency of the proposed transaction that could affect the Company’s financial performance; (s) the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of the Company’s Class A common stock; (t) restrictions during the pendency of the proposed transaction that may impact the Company’s ability to pursue certain business opportunities or strategic transactions; and (u) unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism or outbreak of war or hostilities, as well as the Company’s response to any of the aforementioned factors.

For information regarding other factors that could cause the Company’s results to vary from expectations, please see the “Risk Factors” section of the Company’s periodic report filings with the SEC, including but not limited to our Form 10-Q filed with the SEC on August 29, 2024, our Form 10-K filed with the SEC on March 26, 2024 as well as other documents that may be filed by us from time to time with the SEC. These filings, as well as subsequent findings, are available on the investor relations section of the Company’s website at investor.zuora.com or on the SEC’s website at www.sec.gov. The statements in this communication represent our current beliefs, estimates and assumptions as of the date of this communication. Subsequent events and developments may cause our views to change. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this communication.

The following is a presentation concerning the treatment of the Company equity awards in connection with the Proposed Transaction for employees, which was circulated to all employees of the Company on October 31, 2024.

 Treatment of Zuora Equity in Connection with the Transaction  October 2024

 Additional Information about the Transaction and Where to Find It     In connection with the proposed transaction, Zuora will file with the SEC a proxy statement, a definitive version of which will be mailed or otherwise provided to its stockholders. The Company and affiliates of the Company intend to jointly file a transaction statement on Schedule 13E-3 (the “Schedule 13E-3”). Zuora may also file other documents with the SEC regarding the potential transaction. BEFORE MAKING ANY VOTING DECISION, ZUORA’S STOCKHOLDERS ARE URGED TO CAREFULLY READ THE PROXY STATEMENT AND THE SCHEDULE 13E-3 IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AND ANY OTHER DOCUMENTS FILED WITH THE SEC AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS THERETO IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE THEREIN BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders may obtain free copies of the proxy statement, the Schedule 13E-3 and other documents that Zuora files with the SEC (when available) from the SEC’s website at www.sec.gov and Zuora’s website at investor.zuora.com. In addition, the proxy statement, the Schedule 13E-3 and other documents filed by Zuora with the SEC (when available) may be obtained from Zuora free of charge by directing a request to Zuora’s Investor Relations at investorrelations@zuora.com.  Participants in the Solicitation  Zuora and certain of its directors, executive officers and employees may be deemed to be participants in the solicitation of proxies from Zuora’s stockholders in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be deemed to be participants in the solicitation of the stockholders of Zuora in connection with the proposed transaction, including a description of their respective direct or indirect interests, by security holdings or otherwise will be set forth in the proxy statement and Schedule 13E-3 and other materials to be filed with the SEC. You may also find additional information about Zuora’s directors and executive officers in Zuora’s proxy statement for its 2024 Annual Meeting of Stockholders, which was filed with the SEC on May 16, 2024 (the “Annual Meeting Proxy Statement”). To the extent holdings of securities by potential participants (or the identity of such participants) have changed since the information printed in the Annual Meeting Proxy Statement, such information has been or will be reflected in Zuora’s Statements of Change in Ownership on Forms 3 and 4 filed with the SEC. You can obtain free copies of these documents from Zuora using the contact information above.  Cautionary Note Regarding Forward-Looking Statements  This communication contains forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or the Company’s future financial or operating performance. All statements other than statements of historical facts contained in this communication, including statements regarding the proposed transaction and its expected timing, completion and effects, are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipates,” “believes,” “estimates,” “expects,” “plans,” “potential,” “will,” or the negative of these words or other similar terms or expressions that concern the Company’s expectations, strategy, plans or intentions.  Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results due to a variety of factors. Important factors that could cause actual outcomes or results to differ materially from the forward-looking statements include, but are not limited to, (a) the ability of the parties to consummate the proposed transaction in a timely manner or at all; (b) the satisfaction (or waiver) of closing conditions to the consummation of the proposed transaction; (c) potential delays in consummating the proposed transaction; (d) the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the proposed transaction that could delay the consummation of the proposed transaction or cause the parties to abandon the proposed transaction; (e) the possibility that the Company’s stockholders may not approve the proposed transaction; (f) the ability of the Company to timely and successfully achieve the anticipated benefits of the proposed transaction; (g) the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the Merger Agreement; (h) the Company’s ability to implement its business strategy; (i) significant transaction costs associated with the proposed transaction; (j) the possibility that the proposed transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; (k) potential litigation relating to the proposed transaction; (l) the risk that disruptions from the proposed transaction will harm the Company’s business, including current plans and operations; (m) the ability of the Company to retain and hire key personnel; (n) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed transaction; (o) legislative, regulatory and economic developments affecting the Company’s business; (p) general economic and market developments and conditions; (q) the legal, regulatory and tax regimes under which the Company operates; (r) potential business uncertainty, including changes to existing business relationships, during the pendency of the proposed transaction that could affect the Company’s financial performance; (s) the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of the Company’s Class A common stock; (t) restrictions during the pendency of the proposed transaction that may impact the Company’s ability to pursue certain business opportunities or strategic transactions; and (u) unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism or outbreak of war or hostilities, as well as the Company’s response to any of the aforementioned factors.  For information regarding other factors that could cause the Company’s results to vary from expectations, please see the “Risk Factors” section of the Company’s periodic report filings with the SEC, including but not limited to our Form 10-Q filed with the SEC on August 29, 2024, our Form 10-K filed with the SEC on March 26, 2024 as well as other documents that may be filed by us from time to time with the SEC. These filings, as well as subsequent findings, are available on the investor relations section of the Company's website at investor.zuora.com or on the SEC's website at www.sec.gov. The statements in this communication represent our current beliefs, estimates and assumptions as of the date of this communication. Subsequent events and developments may cause our views to change. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this communication.

 Important Disclosures  All transactions are subject to taxes and withholdings.   Zuora will translate payments from USD to local currencies using current exchange rates, as applicable.  Zuora cannot advise on the individual tax implications of these transactions and recommends discussing the impact with a financial planner and/or tax advisor.

 What happens between today and close of transaction?  03  05  04  01  02  What happens to common stock at close?  RSUs: What are they and what happens at and post-close?  Stock Options: What are they and what happens at close?  Additional Resources  Treatment of Zuora Equity in Connection with the Transaction   TABLE OF CONTENTS

 01  What happens between today and close of transaction?

 Between today and the transaction closing  Business as usual: Outstanding (unvested) equity awards will remain outstanding and continue to vest in accordance with their terms until the closing of the transaction  Further, you can buy and sell Zuora stock prior to close, providing you comply with Zuora’s Insider Trading Policy, including trading only in open trading windows.   The next open trading window is estimated to open in mid December 2024.  ZEOs that have material information that is not publicly disclosed remain subject to all trading windows and restrictions until the acquisition closes.   If you have any questions about your trading ability, please contact corporatelegal@zuora.com.

 Employee Stock Purchase Plan (ESPP)  Effective October 17, 2024, no new offerings or purchase periods under the ESPP will commence, no new participants will be permitted to enter the ESPP and existing participants will not be allowed to increase or decrease their elections. Employees are still permitted to withdraw from the ESPP at any time, if they choose to do so.  The purchase date for the current offering or purchase period will be made as of December 14th.  Any shares of Zuora common stock purchased under the ESPP and held as of the closing date will be exchanged for the right to receive $10.00 per share in cash, regardless of Zuora’s stock price at close.

 02  What happens to common stock at close?

 Close: What happens to Zuora stock at close?  ZEOs who own shares of Zuora's common stock will receive $10.00 in cash for each share of Zuora stock that is owned upon closing of the transaction, regardless of Zuora’s stock price at the time of close.  10 shares of Zuora Common Stock  $10.00 USD  $100.00 USD  (subject to taxes and withholdings)  I own  Transaction Stock purchase price  I receive  EXAMPLE

 03  RSUs: What are they and what happens at and post-close?

 What is an RSU?  Zuora’s RSU vest over time, contingent on continued employment with Zuora through the applicable vesting date  Each RSU grant has a predetermined vesting schedule, which describes the number of shares a ZEO will be entitled to receive on specific vesting date(s) (subject to continued employment with Zuora through each vesting date)  How it works  RSUs have no value until they vest  Once vested, RSUs are settled in shares of stock   RSUs are considered income when they are settled in shares, so a portion of the vested shares (with a fair market value equal to the withholding taxes) is withheld to pay income taxes  ZEOs then receive the remaining shares and can sell them or keep them like any other publicly traded stock (prior to the closing of the transaction), subject to compliance with Zuora’s Insider Trading Policy  An RSU (restricted stock unit) is a type of equity compensation where employees earn shares of Zuora’s common stock after certain conditions are met

 After Transaction Closes  # of shares x $10.00  3rd Quarter Vest  Final Quarter Vest  What happens to Unvested RSUs at Close?  Upon the closing of the transaction, each unvested Zuora RSU will be canceled in exchange for the right to receive an amount in cash equal to $10.00, which will be paid in accordance to the existing vesting schedule  Pre-Close  800 Zuora RSUs that vest quarterly over 1 year(200 shares vest every quarter)  You were granted  1st Quarter Vest  2nd Quarter Vest  You receive 200 shares of Zuora stock*  You receive 200 shares of Zuora stock*  You receive $2,000 USD*  You receive $2,000 USD*  *Subject to any tax and withholdings; must be employed by Zuora on the date of vest to receive shares or cash, as applicable  Close  EXAMPLE

 04  Stock Options: What are they and what happens at close?

 What is a stock option?  Each option allows you to purchase one share of stock.   The value of a stock option depends on the price of the company’s shares, which changes over time.   Note: If the stock price is below the exercise price, the option has no value  How it works (an example)  You were given a grant of 100 stock options with an exercise price of $8 per share.   The options are fully vested after three years and Zuora’s share price has risen to $10.   You are now entitled to exercise your options and buy the shares for $8 per share, a full $2 below the current stock price.   This process of purchasing the shares underlying the option is known as ‘exercising’ the option.  A Stock Option (Option) is a type of equity compensation that gives employees right to purchase shares of Zuora stock at a specified price, typically called the exercise price (or strike price)

 What happens to Stock Options at close?  Upon the closing of the transaction, outstanding stock options (whether or not vested and exercisable) with an exercise price below $10.00 per share will be canceled and exchanged for an amount in cash equal to the excess of $10.00 over the option exercise price.   Such amounts will be paid no later than the first regularly scheduled payroll date that occurs at least five business days following closing.   Any stock options with an exercise price that is equal to or greater than $10.00 per share will be canceled for no consideration.

 Additional Resources

 Additional Resources  Zuora has posted FAQs on Insider - these will be updated on a regular basis as more information becomes available  E*Trade has numerous resources available to you on equity compensation (articles and videos). Visual on how to access once you’re logged in is shown below  1  2  3  4

 E*Trade is also where your equity detail can be found and where you can sell your shares - all you need to do is log in! (some pre-IPO ZEOs may also have holdings recorded at Computershare)  Additional Resources  For a complete view of your equity  You can buy and sell Zuora stock prior to close, providing you comply with Zuora’s Insider Trading Policy, including trading only in open trading windows.